Page 9 of 34 Pages

                          GRID DEMAND PROMISSORY NOTE
                                  (Prime Rate)

$7,500,000.00                                                   April 28th, 2000
-------------                                                   ----------------

     For value received, the undersigned unconditionally (and if more than one,
jointly and severally) promise(s) to pay to the order of           (the "Bank"),
at its office located at 1211 Avenue of the Americas, New York, New York 10036, the principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/00 DOLLARS (7,500,000.00) or, if less, the aggregate unpaid principal amount of all loans made to the undersigned by the Bank and outstanding under this Note, on the earlier of September 30, 2000 or DEMAND.

     The undersigned promise(s) to pay interest on the unpaid balance of the principal amount of each such loan from and including the date of each such loan to but excluding the date of demand at a variable rate per annum equal to that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate (the "Prime Rate") minus 1/2% (the "Margin"). Interest shall by payable on the last day of each calendar quarter (commencing on the first such date occurring after the date of the first such loan) and on any payment of such principal. Any principal not paid when due or demanded shall bear interest from and including such date to but excluding the date paid in full at variable rate per annum equal to 2% above the Prime Rate plus the Margin, such interest to be payable ON DEMAND and on any payment of such principal. The interest rate on this Note shall change in accordance with, and changes in such interest rate shall be effective as of the effective date of, announcements by the Bank of changes in the Prime Rate. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. The Bank may (but shall not be obligated to) debit the amount of any payment under this Note that is not made when demanded to any deposit account of (any of) the undersigned with the Bank. If the undersigned are more than one, all obligations of each of the undersigned under this Note shall be joint and several. This Note may be prepaid without penalty.

     The date and amount of each loan under this Note and each payment of principal and the outstanding principal balance of loans shall be recorded by the Bank on its books and prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on a schedule. Any such endorsement shall be conclusive in the absence of manifest error.

     The undersigned waive(s) presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     The undersigned agree(s) to reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) in connection with the interpretation, performance or enforcement of this Note.

     The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. Service of process by the Bank in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below. The undersigned waive(s) any right the undersigned may have to jury trial.

     This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York; provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by the Bank on this Note if, under the law applicable to it, the Bank may charge or collect such interest at a higher rate than is permissible under the law of said State. In no case shall the interest on this Note exceed the maximum amount which the Bank may charge or collect under such law applicable to it.

                               Page 10 of 34 Pages

     Each reference in this Note to the Bank shall include its successors, endorsees, and assigns, in whose favor the provisions hereof shall also inure. Each reference in this Note to the undersigned shall include the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, all of whom shall be bound by the provisions hereof.


Address for notices to the
Bank:



1211 Avenue of the Americas, 40th Floor
New York, New York 10036
Attn: Peter H. Gerard, VP



/s/ Joseph Neubauer
-----------------------------------------
Name: Joseph Neubauer



Address for notices:
Aramark Tower
-----------------------------------------
1101 Market Street
-----------------------------------------
Philadelphia, PA 19107

                               Page11 of 34 Pages

REPORTING BURDEN

Public reporting burden for this collection of information is estimated to average 4.2 minutes (0.07 hours) per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate, including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W. Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, D.C. 20503.

                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                 STATEMENT OF PURPOSE FOR AN EXTENSION OF CREDIT
                             SECURED BY MARGIN STOCK


                       __________________________________
                                  Name of Bank


                          (Federal Reserve form U-1).

      This form is required by law (15 U.S.C. ss78g and 78w; 12 CFR 221).


INSTRUCTIONS


1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board's List of Marginable OTC Stocks; (2) debt securities (bonds) that are convertible into margin stocks; (3) an over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and
     (4) shares of mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3.   Please print or type (if space is inadequate, attach separate sheet).

PART 1. To be completed by borrower(s).

1. What is the amount of the credit being extended?  _________$7,500,000,00_____

2. Will any part of this credit be used to purchase or carry margin stock?
   [ ] Yes    [ No]

If the answer is "no", describe the specific purpose of the credit.

_________________________ Personal Expenses_____________________________________

________________________________________________________________________________

________________________________________________________________________________

I (we) have read this form and certify that to the best of may (our) knowledge and belief the information given is ture, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered and not stolen, forged or counterfeit.


Signed:                               Signed:


/s/ Joseph Neubauer
-----------------------------         ------------------------------------------
Borrower's Signature                  Borrower's Signature           Date



Joseph Neubauer
-----------------------------         ------------------------------------------
Print or Type Name                    Print or Type Name



                    This Form should not be signed if blank


        A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X,
                       "Borrowers of Securities Credit".

                               Page 12 of 34 Pages

PART II. To be completed by bank only if the purpose of the credit is to purchase or carry margin stock (Part 1(2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.


________________________________________________________________________________
No. of     Issue    Market price per   Date and source of     Total market value
shares                    share            valuation             per issue
                                       (See note below)
________________________________________________________________________________


________________________________________________________________________________

2. List the debt securiites convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.


________________________________________________________________________________
Principal   Issue   Market price    Date and source of    Total market value per
amount                               valuation                   issue
                                 (See note below)
________________________________________________________________________________


________________________________________________________________________________


3. List other collateral including nonmargin stock securing this credit.
________________________________________________________________________________
Describe briefly          Market price       Date and source of      Good faith
                                                 valuation           loan value
                                              (See note below)
________________________________________________________________________________



________________________________________________________________________________
Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal or general circulation or an automated quotation system.


                               Page 13 of 34 Pages

PART III. To be signed by a bank officer in all instances.


I am a duly authorized                       I have or will cause to have
representative of the bank and               examined the written consent of the
understand that this credit secured          registered owner to pledge such
by margin stock may be subject to            securities. I further certify that
the credit restrictions of                   any securities that have been or
Regulation U. I have read this form          will be physically delivered to the
and any attachments, and I have              bank in connection with this credit
accepted the customer's statement            have been or will be examined, that
in Part I in good faith as required          all validation procedures required
by Regulation U*; and I certify              by bank policy and the Securities
that to the best of my knowledge             Exchange Act of 1934 (section
and belief, all the information              17(f), as amended) have been or
given is true, accurate, and                 will be performed, and that I am
complete. I also certify that if             satisfied to the best of my
any securities that directly secure          knowledge and belief that such
the credit are not or will not be            securities are genuine and not
registered in the name of the                stolen or forged and their faces
borrower or its nominee,                     have not been altered.


                                             Signed:

_______________________________              ___________________________________
Date                                         Bank officer's signature



Vice President                               Peter H. Gerard
_______________________________              ___________________________________
Title                                        Print or type name


* To accept the customer's statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statment without inquiry, must have investigated and be satisfied that the statment is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.



                               Page 14 of 34 Pages

                                  AMENDMENT TO
                           GRID DEMAND PROMISSORY NOTE

THIS AMENDMENT, dated as of September 30, 2000 (the "Amendment"), is by and
between                (the "Bank") and JOSEPH NEUBAUER the "Borrower").

The Bank and the Borrower have entered into a Grid Demand Promissory Note dated as of April 28, 2000 (the "Note"). The Bank and the Borrower desire to amend the Note to increase the principal amount and to extend the date that the Note is payable to the earlier of September 30, 2001 or demand.

Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Note.


                                   AGREEMENT
                                   ---------

In consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows.

1. AMENDMENT (i) The reference to "$7,500,000" in the upper left-hand corner of the Note is hereby amended to read in full as follows: "$10,000,000".

     (ii) The first paragraph of the Note is hereby amended to read in full as follows:

     For value received, the undersigned unconditionally promise(s) to pay to
the order of            (the "Bank"), at its office located at 1211 Avenue of
the Americas, New York, New York 10036, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all loans made to the undersigned by the Bank and outstanding under this Note, on the earlier of September 30, 2001 or DEMAND.

2. CONDITIONS PRECEDENT. This Amendmment shall not become effective until the Bank has received executed counterparts of this Amendment signed by each of the parties hereto.

3. CONTINUED EFFECTIVENESS. Except to the extent expressly amended hereby, all of the terms of the Note remain in full force and effect.

4. APPLICABLE LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitue an original, but all of which when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the Bank and the Borrower have duly executed this Amendment, all as of the day and year first above written.



                                           /s/ Joseph Neubauer
                                           -------------------------------------
                                           JOSEPH NEUBAUER

AGREED TO:


By:_______________________________
Name:
Title:



                               Page 15 of 34 Pages

DEMAND PROMISSORY NOTE



U.S. $ 10,000,000.00                                          Date: March 3 2000


     FOR VALUE RECEIVED, JOSEPH NEUBAUER (the "Borrower") promises to pay to the
order of                (the "Bank"), ON DEMAND at its office at 60 Wall Street,
New York, New York 10260-0060, U.S.A., for the account of its Lending Office (as hereinafter defined), in lawful money of the United States of America in same day funds (or in such funds as may from time to time become customary for the settlement of international transactions in U.S. dollars), the lesser of (i) U.S. $10,000,000.00 or (ii) the then-outstanding principal amount of each loan (the "Loan" or "Loans") made by the Bank from time to time to the Borrower hereunder. The Borrower shall pay interest on the unpaid principal amount of each Loan until maturity on the dates and at a rate per annum as hereinafter set forth. As used herein, "Lending Office" means, (i) with regard to Loans bearing interest based on the Prime Rate (as hereinafter defined) (collectively, "Domestic Loans"), the office of the Bank located at 60 Wall Street, New York, New York or such other office as the Bank may designate, and (ii) with regard to Loans bearing interest based on the Eurodollar Rate (as hereinafter defined) (collectively, "Eurodollar Loans"), the Nassau (Bahamas) office of the Bank or such other office as the Bank may designate.

     Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day). Interest based on the Eurodollar Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Each Eurodollar Loan shall bear interest at a rate per annum (the "Eurodollar Rate") equal to the Adjusted Eurodollar Rate (as hereinafter defined) plus 1.250% (the "Eurodollar Margin"), payable on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. The "Adjusted Eurodollar Rate" applicable to any Interest Period (as hereinafter defined) means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1 /100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage. The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in U.S. dollars are offered to the Bank in the London interbank market at approximately 11:00 a.m. (London time) two business days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan to which such Interest Period applies and for the period of time comparable to such Interest Period. The "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. As used herein, the term "Interest Period" means the period beginning on the date of each Eurodollar Loan and ending on the numerically corresponding day in the calendar month 1, 3-OR 6 months after such date; provided, that if an Interest Period would otherwise end on a day which is not a business day it shall be extended to the next succeeding business day unless such business day falls in the next calendar month, in which case the Interest Period shall end on the next preceding business day; provided, further, that if the Bank shall not have received written notice to the contrary from the Borrower at least five business days prior to the end of an Interest Period the Borrower shall be deemed to have requested to select an Interest Period with a duration equal to that then ending. As used herein, the term "business day" means any day on which dealings in U.S. dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and foreign exchange business in London and New York City. Notice by the Bank to the Borrower of the rate of

                               Page 16 of 34 Pages
interest so determined shall be binding and conclusive upon the Borrower in the absence of manifest error.

     Each Domestic Loan shall bear interest payable on the last day of each month at a rate per annum for each day equal to the rate of interest publicly announced by the Bank in New York City from time to time as its Prime Rate (the "Prime Rate") for such day, plus 0.000%.

     The Borrower shall pay interest on the unpaid principal amount of each Loan after the maturity thereof and, to the extent permitted by law, on accrued and unpaid interest until paid at a rate per annum equal to the sum of 2% plus the Prime Rate.

     If after the date of this Note any applicable rule, executive order, decree, regulation or interpretation is amended, modified, enacted or promulgated by any government or governmental authority so as to (i) change the basis of taxation of payments to the Bank or the Lending Office of the Bank extending a Eurodollar Loan (the "Eurodollar Lending Office") in respect to the principal of and interest on any Eurodollar Loan (except for changes in the rate of taxation on the overall net income of the Bank by the United States of America or the Eurodollar Lending Office of the Bank by the jurisdiction in which such Lending Office is located), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any of the assets of, deposits with or for the account of, or credit extended by the Bank's Eurodollar Lending Office, or (iii) impose on the Bank (or its Eurodollar Lending Office) or the London interbank market any other conditions affecting any Loan, the Loans or this Note, and the result of any of the foregoing is to increase the cost to the Bank (or its Eurodollar Lending Office) of agreeing to make or making, funding or maintaining any Loan evidenced by this Note or would have the effect of reducing the rate of return on the capital of the Bank or any entity controlling the Bank (its "Parent") as a consequence of agreeing to make any Loan, or to reduce the amount of any sum receivable by the Bank (or its Eurodollar Lending Office) on this Note, then the Borrower shall pay to the Bank or its Parent upon demand such amount as will compensate the Bank or its Parent for such additional cost or reduction in return. A certificate of the Bank setting forth the basis for the determination of any amount necessary to compensate the Bank or its Parent as aforesaid shall be conclusive as to the determination of such amount in the absence of manifest error.

     If, after the date of this Note, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by the Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans, the Bank forthwith shall so notify the Borrower. Upon receipt of such notice, the Borrower shall prepay in full the then outstanding principal amount of each Eurodollar Loan, together with accrued interest thereon, either (a) on the last day of the Interest Period applicable thereto if the Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if the Bank may not lawfully continue to fund and maintain such Loan to such day.

     Eurodollar Loans may not be repaid at the Borrower's option on a date other than the last day of an Interest Period. If, however, the Borrower makes any payment of principal of any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower shall reimburse the Bank on demand for any loss or expense incurred by it as a result of the timing of such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.

                               Page 17 of 34 Pages

     Domestic Loans may be prepaid at any time without penalty or premium.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Bank of its rights hereunder in any particular instance shall not constitute a waiver of any right in any subsequent instance.

     The holder of this Note shall, and is hereby authorized by the Borrower to, endorse on the schedule forming a part hereof appropriate notations evidencing the date and the amount of each Loan made by the Bank, the date and amount of each payment of principal, whether such Loan is a Domestic or Eurodollar Loan and, in the case of Eurodollar Loans, the Eurodollar Rate applicable thereto.

     If this Note is not paid in full when due the Borrower agrees to pay all costs and expenses of collection, including reasonable attorney's fees. The Borrower shall reimburse the Bank on demand for any transfer taxes, documentary taxes, assessments or charges that are imposed at any time on or in connection with this Note, any renewal hereof, the debt evidenced hereby or any advance made hereunder and shall indemnify the Bank against liability for any such tax (including any interest and penalties).

     To secure payment of this Note, the Borrower hereby transfers, pledges, gives a security interest in and delivers to the Bank all present and future contents of the Borrower's

     A FIRST PRIORITY PERFECTED SECURITY INTEREST IN A NUMBER OF SHARES OF
     ARAMARK CORPORATION OWNED BY THE BORROWER HELD BY                  IN ASSET
     A/C# Q73707004 WITH A COLLATERAL TO LOAN RATIO OF 200%.

         ,all proceeds and products thereof, accessions thereto and substitutions therefore (the "Collateral").

     Upon the nonpayment of any amount when due hereunder, the holder shall have the rights and remedies provided in the Uniform Commercial Code in force in New York at the date of execution of this Note and in addition to, in substitution for, in modification of, or in conjunction with those rights and remedies, the holder or its agents may, in its discretion, sell, assign and deliver all or any part of the Collateral at any broker's board or at public or private sale without notice or advertisement, and bid and become purchasers at any public sale or at any broker's board, and, if notice to the Borrower is required by law, give written notice to the Borrower five days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made by mailing such notice to the address designated by the Borrower with the Borrower's signature below. The Borrower agrees that the proceeds of the disposition of the Collateral may be applied by the holder to the satisfaction of the liabilities of the Borrower to the holder in any order of preference which the holder, in its sole discretion, chooses, and that the excess, if any, shall be returned to the Borrower, which shall continue liable to the holder for any deficiency remaining with interest thereon. The waiver or remedying of any default shall not operate as a waiver of the default remedies or any other prior or subsequent default.

     The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "Borrower" shall mean the undersigned or any one or more of them and their heirs, executors, administrators, successors and assigns.

                               Page 18 of 34 Pages

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT RECEIVED BY THE BANK IN CONNECTION HEREWITH. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT RECEIVED BY THE BANK IN CONNECTION HEREWITH.


Signature:                                 Signature:

/s/ Joseph Neubauer
-------------------------------------      -------------------------------------

Address: ____________________________      Address: ____________________________

         ____________________________               ____________________________


                               Page 19 of 34 Pages

                         LOANS AND PAYMENTS OF PRINCIPAL
--------------------------------------------------------------------------------
           Amount of     Type of       Amount of        Maturity    Notation
  Date       Loan         Loan      Principal Repaid      Date*      Made By
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*Subject to Prior Demand


                               Page 20 of 34 Pages

                                                                   March 3, 2000

Mr. Joseph Neubauer
Chairman, President and CEO
ARAMARK Corporation
ARAMARX Tower
1101 Market Street
Philadelphia, PA 19107

Personal & Confidential

Dear Sir:

     Reference is made to the U.S. $10,000,000 loan (the "Loan") evidenced by
the Demand Note dated March 3, 2000 made by you to the order of           (the
"Bank") and the Pledge Agreement dated July 24, 1997, made by you in favor of the Bank (the "Pledge Agreement"). The Loan shall be payable on demand.

     You agree to deliver to the Bank as soon as available and in any event within 90 days after the end of each year, your personal unaudited balance sheet and income statement as at the end of such year or within 90 days after June 30 of any particular year.

     In addition, you agree to deliver to the Bank copies of the current Shareholders Agreement and any other corporate agreements that place restrictions on, or provide a mechanism for, the sale of your shares of Aramark Corporation (the "Shares") pledged to the Bank pursuant to the Pledge Agreement. You agree to promptly deliver to the Bank the periodic independent appraiser valuations of the Shares, as they become available, and on each anniversary of the Loan.

     Notwithstanding your compliance with the agreements made by you in the preceding two paragraphs, the Bank maintains the right to demand payment of the Loan at any time.

     Kindly confirm your acceptance and agreement of the terms and conditions outlined above by signing and returning one copy of this letter to the Bank.

                                                    Very truly yours,




                                                    By: /s/ Willa B. Baynard
                                                        ------------------------
                                                        Willa B. Baynard
                                                        Vice President


By: /s/ Joseph Neubauer
    -------------------
    Joseph Neubauer





                               Page 21 of 34 Pages